Exhibit 99.3

January 14, 2020

Dear Valued Client,

As you may have seen, CTG today announced that it has received a new unsolicited proposal from one of its shareholders, Assurance Global Services LLC (AGS), to acquire the Company for $7.00 per share in cash. A copy of the press release we just issued in response is attached.

As the CTG Board of Directors did with AGS’ prior proposals, consistent with its fiduciary duties and in consultation with its advisors, the CTG Board will carefully review and consider AGS’ new proposal to determine the course of action that it believes is in the best interest of the Company and CTG stakeholders. The Board expects to respond to the AGS proposal in due course, and we will update you following this review.

Until then, please be assured that today’s news will have no impact on our operations or how we conduct business with you. We remain focused on meeting and exceeding your needs. You can continue to expect the same high-value IT solutions and services that you have come to rely on from CTG.

I understand that you may have questions about this announcement. Please reach out to me at Filip.gyde@ctg.com, or our CFO, John Laubacker, at john.laubacker@ctg.com.

You have been an important part of CTG’s success and we look forward to continuing and building our relationship. Thank you for your business and continued support.

Sincerely,

Filip J. L. Gydé

President and CEO

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of applicable federal securities law, and generally includes words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The Company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. Actual results could differ materially from the outlook, guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, including technical, sales and management personnel, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM) and/or SDI International (SDI), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, the risks associated with acquisitions, the negative effects of actions of activist shareholders and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2018 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this communication.